AUDIT COMMITTEE CHARTER

1.	Mandate

The Audit Committee (the "Committee") of the board of directors (the "Board") of Abattis Bioceuticals Corp. (the "Company") is a standing committee of the Board whose primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing (1) the financial statements, reports and other financially-based information provided to shareholders, regulators and others; (2) the internal controls that management and the Board have established; and (3) the audit, accounting and financial reporting processes generally.

In meeting these responsibilities, the Committee will:

(a)	monitor the financial reporting process and internal control system;

(b)	review and appraise the work of the external auditors; and

(c)	provide an open avenue of communication between the external auditors, senior management and the Board.

The external auditors are accountable to the shareholders through the Committee. The Committee is responsible for ensuring that the external auditors comply with the requirements stipulated in this Charter and satisfying itself of the external auditors' independence.

2.	Composition

The Committee shall be composed of a minimum of three directors of the Company, a majority of whom are independent. An independent director, as defined in National Instrument 52-110 - Audit Committees ("NI 52-110") is a director who has no direct or indirect material relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of a members independent judgment or as otherwise determined to be independent in accordance with NI 52-110.

At least one member of the Committee shall have accounting or related financial management expertise. All members of the Committee that are not financially literate will work towards becoming financially literate to obtain a working familiarity with basic finance and accounting practices. For the purposes of the Committee's Charter, the definition of "financially literate" is the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can presumably be expected to be raised by the Company's financial statements.

The members of the Committee shall be elected by the Board at its first meeting following the annual shareholders' meeting. Members shall serve one-year terms and may serve consecutive terms, which are encouraged to ensure continuity of experience. The chairperson of the Committee (the "Chairperson") shall be appointed by the Board for a one-year term, and may serve any number of consecutive terms.

3.	Meetings

The Committee shall try to meet at least four times per year and may call special meetings as required. A quorum at meetings of the Committee shall be its Chairperson and one of its other members or the Chairman of the Board. The Committee may hold its meetings, and members of the Committee may attend meetings, by telephone conference if this is deemed appropriate.

The Chairperson shall, in consultation with management and the external auditor and internal auditor (if any), establish the agenda for the meetings and ensure that properly prepared agenda materials are circulated to the members with sufficient time for study prior to the meeting. The external auditor will also receive notice of all meetings of the Committee. The Committee may employ a list of prepared questions and considerations as a portion of its review and assessment process.

The minutes of the Committee meetings shall accurately record the decisions reached and shall be distributed to Committee members with copies to the Board, the Chief Executive Officer, the Chief Financial Officer and the external auditor.

4.	Responsibilities and Duties

Audit Committee

To fulfill its responsibilities and duties, the Committee shall:

(a)	Review this Charter annually, and update if necessary.

(b)	Review annually, the performance of the external auditors who shall be ultimately accountable to the Board and the Committee as representatives of the shareholders of the Company.

(c)	Where the Committee deems it necessary, obtain a formal written statement of the external auditors setting forth all relationships between the external auditors and the Company.

(d)	Review and discuss with the external auditors any disclosed relationships or services that may impact the objectivity and independence of the external auditors.

(e)	Take, or recommend that the full Board, take appropriate action to oversee the independence of the external auditors.

(f)	Recommend to the Board the selection and compensation and, where applicable, the replacement of the external auditors nominated annually for shareholder approval.

(g)	At each meeting, consult with the external auditors, without the presence of management, about the quality of the Company's accounting principles, internal controls and the completeness and accuracy of the Company's financial statements.

(h)	Review with management and the external auditors the audit plan for the year-end financial statements and intended template for such statements.

(i)	Review and pre-approve all audit and audit-related services and the fees and other compensation related thereto, and any non-audit services, provided by the Company's external auditors. The pre-approval requirement is waived with respect to the provision of non-audit services if:

(i)	the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent (5%) of the total amount of fees paid by the Company to its external auditors during the fiscal year in which the non-audit services are provided;

(ii)	such services were not recognized by the Company at the time of the engagement to be non-audit services; and

(iii)	such services are promptly brought to the attention of the Committee by the Company and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. Provided the pre-approval of the non-audit services is presented to the Committee's first scheduled meeting following such approval, such authority may be delegated by the Committee to one or more independent members of the Committee.

Chairperson

The fundamental responsibility of the Chairperson is to be responsible for the management and effective performance of the Committee and provide leadership to the Committee in fulfilling its mandate and any other matters delegated to it by the Board. To that end, the Chairperson's responsibilities shall include:

(a)	working with the Chairman of the Board, the Chief Executive Officer and the Secretary to establish the frequency of Committee meetings and the agendas for meetings;

(b)	providing leadership to the Committee and presiding over Committee meetings;

(c)	facilitating the flow of information to and from the Committee and fostering an environment in which Committee members may ask questions and express their viewpoints;

(d)	reporting to the Board with respect to the significant activities of the Committee and any recommendations of the Committee;

(e)	leading the Committee in annually reviewing and assessing the adequacy of its mandate and evaluating its effectiveness in fulfilling its mandate; and

(f)	taking such other steps as are reasonably required to ensure that the Committee carries out its mandate.

5.	Financial Reporting Processes

(a)	Review, discuss and recommend to the Board for approval, the annual audited financial statements and related "management's discussion and analysis" prior to delivery to shareholders, and where applicable, filing with securities regulatory authorities.

(b)	Review and discuss with the external auditors the results of their reviews and audit, any issues arising and management's response, including any restrictions on the scope of the external auditors' activities or requested information and any significant disagreements with management, and resolving any disputes.

(c)	Review, discuss, approve, or recommend to the Board for approval, the quarterly financial statements and quarterly "management's discussion and analysis" prior to delivery to shareholders, and where applicable, filing with securities regulatory authorities.

(d)	Review and discuss with management and the external auditors the Company's critical accounting policies and practices, material alternative accounting treatments, significant accounting and reporting judgments, material written communications between the external auditor and management (including management representation letters and any schedule of unadjusted differences) and significant adjustments resulting from the audit or review.

(e)	Where applicable, review and discuss with management the Company's earnings press releases, and such other relevant public disclosures containing financial information as the Committee may consider necessary or appropriate.

(f)	Where applicable, review and discuss with management the disclosure controls relating to the Company's public disclosure of financial information, including information extracted or derived from the financial statements, and periodically assess the adequacy of such procedures.

(g)	In consultation with the external auditors, review with management the integrity of the Company's financial reporting process, both internal and external.

(h)	Consider the external auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

(i)	Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the external auditors and management.

(j)	Review significant judgments made by management in the preparation of the financial statements and the view of the external auditors as to appropriateness of such judgments.

(k)	Following completion of the annual audit, review separately with management and the external auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

(l)	Review with the external auditors and management the extent to which changes and improvements in financial or accounting practices have been implemented.

(m)	Review any complaints or concerns about any questionable accounting, internal accounting controls or auditing matters.

(n)	Review the certification process.

(o)	Establish a procedure for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6.	Other

Review any related-party transactions.